UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2005

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Wendy's International, Inc. (the "Company") began entering into indemnification agreements with all of its current executive officers and with certain other officers and employees of the Company and its subsidiaries (an "Indemnitee") on July 7, 2005, substantially in the form attached hereto. The indemnification agreements generally require the Company to indemnify and hold an Indemnitee harmless to the greatest extent permitted by law for liabilities arising out of the Indemnitee's service to the Company as an officer or employee, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal proceedings, if the Indemnitee had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also provide for the advancement of defense expenses by the Company.

The form of the indemnification agreement is substantially similar to the form of indemnification agreement the Company entered into with its directors beginning in 2003 and is consistent with the indemnification provisions of the Company's Regulations. The form of the indemnification agreement was approved by the independent directors of the Company. A sample Indemnification Agreement is attached hereto as Exhibit 10, and the foregoing summary is qualified by reference to the terms and provisions of such indemnification agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10 – Sample Indemnification Agreement for officers and employees of Wendy's International, Inc. and its subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

July 12, 2005	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Executive Vice President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Sample Indemnification Agreement for officers and employees of Wendy's International, Inc. and its subsidiaries.